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                                                                    EXHIBIT 4.31


                             UNITED AIR LINES, INC.



               ENHANCED PASS THROUGH CERTIFICATES, SERIES 1997-1A



                               PURCHASE AGREEMENT



                                December 18, 1997

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                                                               December 18, 1997


Morgan Stanley & Co. Incorporated
BT Alex. Brown Incorporated
Citicorp Securities, Inc.
Credit Suisse First Boston Corporation
Merrill Lynch, Pierce, Fenner & Smith Incorporated
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Dear Sirs and Madames:


                  United Air Lines, Inc., a Delaware corporation (the "COMPANY"), proposes that First Security Bank of Utah, National Association, acting not in its individual capacity but solely as Pass Through Trustee (the "Trustee) under the Pass Through Trust Agreement referred to below, issue and sell to the several purchasers named in Schedule I hereto (the "INITIAL PURCHASERS") its Enhanced Pass Through Certificates, Series 1997-1A in the aggregate principal amounts and with the interest rates and final expected distribution dates set forth on the cover page of the Final Memorandum (as defined below) (the "SECURITIES") on the terms and conditions stated herein. The aggregate principal amount of Securities payable on each such final expected distribution date is referred to as a "Pass Through Certificate Designation." The Securities will be issued under a Pass Through Trust Agreement dated as of December 23, 1997 (the "BASIC PASS THROUGH TRUST AGREEMENT") between the Company and the Trustee, as supplemented by a Pass Through Trust Supplement, dated as of December 23, 1997 (a "TRUST SUPPLEMENT"), between the Company and the Trustee (the Basic Pass Through Trust Agreement as it is to be supplemented by the Trust Supplement being referred to herein as the "PASS THROUGH TRUST AGREEMENT").

                  As used in this Agreement, the terms "Aircraft," "Certificate Owner," "Equipment Notes," "Lease," "Loan Trustee," "Operative Documents," "Owner Participant," "Owner Trustee" and "Participation Agreement" shall have the meanings specified in the 1997 Indentures or the 1994 Indentures as defined in the Note Purchase


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Agreement, dated as of December 23, 1997, between the Company, the Trustee,
State Street Bank and Trust Company of Connecticut, National Association, individually for certain purposes and as owner trustee, First Security Bank, National Association, as indenture trustee, and First Security Bank, National Association, as subordination agent (the "Note Purchase Agreement").

                  For purposes hereof, the term "Financing Agreements" shall mean, collectively, the Note Purchase Agreement, the Pass Through Trust Agreement, the Primary Liquidity Facilities, the Above-Cap Liquidity Facilities, the Registration Rights Agreement and the Intercreditor Agreement and the term "Fundamental Documents" shall mean collectively, the Financing Agreements, each Operative Document (as defined in the 1994 Indenture) and each Operative Document (as defined in the 1997 Indenture).

                  The Securities will be offered without being registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), to qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act, in offshore transactions in reliance on Regulation S under the Securities Act ("REGULATION S") and to institutional accredited investors (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that deliver a letter in the form annexed to the Final Memorandum (as defined below).

                  The Initial Purchasers and their direct and indirect transferees will be entitled to the benefits of a Registration Rights Agreement dated the date hereof between the Company and the Initial Purchasers (the "REGISTRATION RIGHTS AGREEMENT").

                  In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum (the "PRELIMINARY MEMORANDUM") and will prepare a final offering memorandum (the "FINAL MEMORANDUM" and, with the Preliminary Memorandum, each a "MEMORANDUM") including or incorporating by reference a description of the terms of the Securities, the terms of the offering and a description of the Company. As used herein, the term "Memorandum" shall include in each case the documents incorporated by reference therein. The terms "SUP-

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PLEMENT", "AMENDMENT" and "AMEND" as used herein with respect to a Memorandum shall include all documents deemed to be incorporated by reference in the Preliminary Memorandum or Final Memorandum that are filed with the Securities and Exchange Commission (the "COMMISSION") pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), after the issue date of such Memorandum and on or prior to the completion of the offering.

                  1. Representations and Warranties. The Company represents and warrants to, and agrees with, you that:

                           (a) (i) Each document, if any, filed or to be filed
pursuant to the Exchange Act and incorporated by reference in either Memorandum complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder and
(ii) the Preliminary Memorandum does not contain and the Final Memorandum, in the form used by the Initial Purchasers to confirm sales and on the Closing Date (as defined in Section 4), will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in either Memorandum based upon information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through you expressly for use therein.

                           (b) The Company has been duly incorporated, is
validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own or lease its property and to conduct its business as described in each Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable

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and are owned by UAL Corporation, directly, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind ("Liens").

                           (c) Each Financing Agreement and each other
Fundamental Document conforms in all material respects to the descriptions thereof in the Final Memorandum.

                           (d) This Agreement has been duly authorized,
executed and delivered by the Company.

                           (e) The Securities have been duly authorized and,
when executed and authenticated in accordance with the provisions of the Pass Through Trust Agreement and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be valid and binding obligations of the Trustee, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and will be entitled to the benefits of the Pass Through Trust Agreement and the Registration Rights Agreement and the other Financing Agreements to which the Trustee is a party.

                           (f) Each of the Pass Through Trust Agreement and the
Registration Rights Agreement and each of the other Fundamental Documents to which the Company is a party has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and except as rights to

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indemnification and contribution under the Registration Rights Agreement may be limited under applicable law.

                           (g) The Equipment Notes to be issued under each 1997
Indenture, when duly executed and delivered by the Company and duly authenticated by the Indenture Trustee in accordance with the terms of such 1997 Indenture, will be duly issued under such 1997 Indenture and will constitute the valid and binding obligations of the Company and the holders thereof will be entitled to the benefits of such 1997 Indenture.

                           (h) The Equipment Notes to be issued under each 1994
Indenture, when duly executed and delivered by the Company and duly authenticated by the Indenture Trustee in accordance with the terms of such 1994 Indenture, will be duly issued under such 1994 Indenture and will constitute the valid and binding obligations of the Owner Trustee and the holders thereof will be entitled to the benefits of such 1994 Indenture.

                           (i) The Company is not in default in the performance
or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties may be subject, except for such defaults that would not have a material adverse effect on the condition (financial or otherwise), earnings or business affairs of the Company and its subsidiaries, taken as a whole. The execution and delivery by the Company of this Agreement, the Pass Through Trust Agreement and the Fundamental Documents to which the Company is, or is to be, a party, the consummation by the Company of the transactions contemplated in this Agreement, the Pass Through Trust Agreement and such Fundamental Documents, and compliance by the Company with the terms of this Agreement, the Pass Through Trust Agreement and such Fundamental Documents, do not and will not result in any violation of the charter or by-laws of the Company, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than Permitted Liens) upon any property or assets of the Company under (A) any inden-


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ture, mortgage, loan agreement, note, lease or other material agreement or instrument to which the Company is a party or by which it may be bound or to which any of its properties may be subject or (B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its properties other than the securities or Blue Sky or similar laws of the various states and foreign jurisdictions (except, in the case of either clause (A) or (B), for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the condition (financial or otherwise), earnings or business affairs of the Company and its subsidiaries, taken as a whole).

                           (j) No authorization, approval, consent, order or
license of or filing with or notice to any government, governmental instrumentality or court, domestic or foreign, is required on behalf of the Company for the valid authorization, issuance, sale and delivery of the Securities and the Equipment Notes, the valid authorization, execution, delivery and performance by the Company of this Agreement, the Pass Through Trust Agreement, the Leases and the other Fundamental Documents to which the Company is, or is to be, a party, or the consummation by the Company of the transactions contemplated by this Agreement, the Pass Through Trust Agreement, the Leases and such other Fundamental Documents, except such as are required under (x) the Securities Act, the Exchange Act, the Trust Indenture Act and the securities or Blue Sky or similar laws of the various states and of foreign jurisdictions and except for (y) the Sections of Title 49 of the United States Code, as amended, relating to aviation (the "Aviation Act") and filings or recordings with the Federal Aviation Administration (the "FAA") and (z) filings under the Uniform Commercial Code as in effect in Connecticut and Illinois, which filings shall have been made or obtained, or duly presented for filing, on or prior to the Closing Date.

                           (k) Except as disclosed in the Final Memorandum or
incorporated by reference, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Company,

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threatened against that is required to be disclosed in the Final Memorandum or that could reasonably be expected to result in any material adverse change in the condition (financial or otherwise), earnings or business affairs of the Company and its subsidiaries, taken as a whole, or that could reasonably be expected to materially and adversely affect the properties or assets of the Company and its subsidiaries, taken as a whole, or that could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by this Agreement; the aggregate of all pending legal or governmental proceedings to which the Company is a party or which affect any of its properties that are not described in the Final Memorandum, including ordinary routine litigation incidental to its business, would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings or business affairs of the Company and its subsidiaries, taken as a whole.

                           (l) The Company has all licenses, permits, orders,
consents, authorizations and approvals, of and from, and has made all filings (other than those filings described in clauses (x), (y) and (z) of Section 1(j)above) with, all governmental authorities, all self-regulatory organizations and all courts and other tribunals, necessary to own or lease its properties and to conduct its business in the manner described in the Memoranda, except to the extent that the failure to so have would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                           (m) Since the dates as of which information is given
in the Memoranda, as amended, there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in, or incorporated by reference in, the Final Memorandum.

                           (n) The Company is not, and after giving effect to
the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum, will not be an "investment company" as

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such term are defined in the Investment Company Act of 1940, as amended.

                           (o) Neither the Company nor any affiliate (as
defined in Rule 501(b) of Regulation D under the Securities Act, an "AFFILIATE") of the Company has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities or (ii) engaged in any form of general solicitation or general advertising in connection with the offering of the Securities (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

                           (p) None of the Company, its Affiliates or any person
acting on its or their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities and the Company and its Affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S, except no representation, warranty or agreement is made by the Company in this paragraph with respect to the Initial Purchasers.

                           (q) It is not necessary in connection with the offer,
sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by this Agreement to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

                           (r) The Securities satisfy the requirements set
forth in Rule 144A(d)(3) under the Securities Act.

                           (s) Arthur Andersen LLP, who have reported upon the
audited consolidated financial statements and the financial statement schedules, if any, incorporated by reference in the Final Memorandum, are inde-

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pendent public accountants as required by the Securities Act.

                           (t) The Company is a "citizen of the United States"
within the meaning of Section 40102(a)(15) of Title 49 of the United States Code, as amended, holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code, as amended, for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo.

                  2. Agreements to Sell and Purchase. Subject to the terms and conditions contained herein, the Company hereby agrees to sell to the several Initial Purchasers, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth in Schedule I hereto opposite its name at a purchase price of 99.50% of the principal amount thereof (the "PURCHASE PRICE") plus accrued interest, if any, to the Closing Date.

                  The Company hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Initial Purchasers, it will not, during the period beginning on the date hereof and continuing to and including the Closing Date, offer, sell, contract to sell or otherwise dispose of any debt of the Company or warrants to purchase debt of the Company, in either case substantially similar to the Securities (other than the sale of the Securities under this Agreement and the sale of The Enhanced Pass Through Certificates, Series 1997-1B, the Enhanced Pass Through Certificates, Series 1997-1C and the Enhanced Pass Through Certificates, Series 1997-1D).

                  3. Terms of Offering. You have advised the Company that the Initial Purchasers will make an offering of the Securities purchased by the Initial Purchasers hereunder on the terms to be set forth in the Final Memorandum, as soon as practicable after this Agreement is entered into as in your judgment is advisable.

                  4. Payment and Delivery. Payment for the Securities shall be made to the Company in Federal or other funds immediately available in New York City
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against delivery of such Securities for the respective accounts of the several
Initial Purchasers at 10:00 a.m., New York City time, on December 23, 1997, or at such other time on the same or such other date, not later than December 31, 1997, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE."

                  Certificates for the Securities shall be in definitive form or global form, as specified by you, and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date. The certificates evidencing the Securities shall be delivered to you on the Closing Date for the respective accounts of the several Initial Purchasers, with any transfer taxes payable in connection with the transfer of the Securities to the Initial Purchasers duly paid, against payment of the Purchase Price therefor plus accrued interest, if any, to the date of payment and delivery.

                  5. Conditions to the Initial Purchasers' Obligations. The several obligations of the Initial Purchasers to purchase and pay for the Securities on the Closing Date are subject to the following conditions:

                           (a) Subsequent to the execution and delivery of this
Agreement and prior to the Closing Date:

                                    (i) there shall not have occurred any
         downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of the Company's securities by Moody's Investor Services, Inc. ("Moody's") or Standard & Poor's Ratings Services ("Standard & Poor's");

                                    (ii) the Company's Enhanced Pass Through
         Certificates, Series 1997-1A shall be rated "Aa2" by Moody's and "AAA" by Standard & Poor's; and


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                                    (iii) there shall not have occurred any
         change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Final Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your reasonable judgment, is material and adverse and that makes it, in your reasonable judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Final Memorandum.

                           (b) The Initial Purchasers shall have received on the
Closing Date a certificate, dated the Closing Date and signed by the Vice President and Treasurer or the Vice President-General Counsel and Secretary of the Company, to the effect set forth in Section 5(a)(i) and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

                                    (i) The officer signing and delivering such
         certificate may rely upon his or her knowledge (after due inquiry) as to proceedings threatened.

                           (c) The Initial Purchasers shall have received on the
Closing Date an opinion of (i) Mayer, Brown & Platt, outside counsel for the Company, dated the Closing Date, substantially to the effect set forth in Exhibit A-1, (ii) Vedder, Price, Kaufman & Kammholz, outside counsel for the Company, dated the Closing Date, substantially to the effect set forth in Exhibit A-2, (iii) the General Counsel or Assistant General Counsel of the Company, dated the Closing Date, substantially to the effect set forth in Exhibit A-3, and (iv) Ray, Quinney & Nebeker, counsel for the Trustee, dated the Closing Date, substantially to the effect set forth in Exhibit A-4.


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Such opinions shall be rendered to the Initial Purchasers at the request of the
Company and shall so state therein.

                           (d) The Initial Purchasers shall have received on the
Closing Date an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Initial Purchasers, dated the Closing Date, covering opinions delivered pursuant to such matters as you shall reasonably require and in form and substance acceptable to you.

                           (e) The Initial Purchasers shall have received on
each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchasers, from Arthur Andersen LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information incorporated by reference into each Memorandum; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than Friday, December 19, 1997.

                           (f) At the Closing Date, all conditions precedent
specified in the Note Purchase Agreement shall have been satisfied; the representations and warranties of the Company, the Owner Trustee, the Pass Through Trustee and the Indenture Trustee contained in the Note Purchase Agreement and each other Fundamental Document shall be accurate as of the Closing Date (except to the extent that they relate solely to an earlier date in which case they shall be accurate as of such earlier date) and you shall have received certificates of the Chief Financial Officer or the Treasurer of the Company and appropriate officers of the respective Owner Trustees, Pass Through Trustees and Indenture Trustees, dated as of the Closing Date, to such effect; and you shall have received a copy of each opinion required to be delivered under the Note Purchase Agreement and dated as of the Closing Date, and addressed to you, and of such other documents furnished in connection with the fulfillment of such conditions as you or your counsel may reasonably request.


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                           (g)      At the Closing Date, counsel for the
Initial Purchasers shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Securities as herein con templated and related proceedings, or in order to evi dence the accuracy and completeness of any of the repre sentations and warranties, or the fulfillment of any of the conditions, herein contained and all proceedings taken by the Company in connection with the issuance and sale of Securities as herein contemplated shall be satis factory in form and substance to you and to counsel for the Initial Purchasers.

                  6. Covenants of the Company. In further consideration of the agreements of the Initial Purchasers contained in this Agreement, the Company covenants with each Initial Purchaser as follows:

                           (a) To furnish to you in New York City, without
charge, prior to 10:00 a.m. New York City time on the second business day next succeeding the date of this Agreement and during the period mentioned in Section 6(c), as many copies of the Final Memorandum, any docu ments incorporated by reference therein and any supple ments and amendments thereto as you may reasonably re quest.

                           (b) Before amending or supplementing either
Memorandum, to furnish to you a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which you reasonably object.

                           (c) If, during such period after the date hereof and
prior to the date on which all of the Securi ties shall have been sold by the Initial Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Memoran dum in order to make the statements therein, in the light of the circumstances when the Final Memorandum is deliv ered to a purchaser, not misleading, or if, in the opin ion of counsel for the Initial Purchasers, it is neces sary to amend or supplement the Final Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Initial Purchasers,

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either amendments or supplements to the Final Memorandum so that the statements in the Final Memorandum as so amended or supplemented will not, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, be misleading or so that the Final Memorandum, as amended or supplemented, will comply with applicable law.

                           (d) To endeavor, in cooperation with the Initial
Purchasers, to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

                           (e) Whether or not the transactions contemplated in
this Agreement are consummated or, subject to the last paragraph of Section 10, this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the issuance and sale of the Securities and all other fees or expenses in connection with the preparation of each Memorandum and all amendments and supplements thereto, including all printing costs associated therewith, and the delivering of copies thereof to the Initial Purchasers, in the quantities herein above specified, (ii) all costs and expenses related to the preparation, issuance, transfer and delivery of the Securities to the Initial Purchasers, including any transfer or other taxes payable thereon, (iii) the cost of producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in
Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) any fees charged by rating agencies for the rating of the Securities, (v) all legal fees and expenses of counsel to the Initial Purchasers in connection with the preparation, negotiation, execution and delivery of this Agreement, the Financing Agreements and the other Fundamental Documents, (vi) the fees and expenses, if any, incurred in connection with the admission

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of the Securities for trading in any appropriate market system, (vii) the costs and charges of the Trustee and any transfer agent, registrar or depositary,
(viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, travel and lodging expenses of the representatives and officers of the Company and (ix) all other cost and expenses incident to the performance of the obligations of the Company hereunder or under the Fundamental Documents for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section,
Section 8, and the last paragraph of Section 10, the Initial Purchasers will pay all of their costs and expenses, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

                           (f) Neither the Company nor any Affiliate will sell,
offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities.

                           (g) Not to solicit any offer to buy or offer or sell
the Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

                           (h) While any of the Securities remain "restricted
securities" within the meaning of the Securities Act, to make available, upon request, to any seller of such Securities the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to
Section 13 or 15(d) of the Exchange Act.

                           (i) None of the Company, its Affiliates or any person
acting on its or their behalf (other than the Initial Purchasers) will engage in any directed

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selling efforts (as that term is defined in Regulation S) with respect to the
Securities, and the Company and its Affiliates and each person acting on its or their behalf (other than the Initial Purchasers) will comply with the offering restrictions requirement of Regulation S.

                           (j) During the period of two years after the Closing
Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144A under the Securities Act) to resell any of the Securities which constitute "restricted securities" under Rule 144A that have been reacquired by any of them, except in compliance with the Securities Act.

                  7. Offering of Securities; Restrictions on Transfer. (a) Each Initial Purchaser, severally and not jointly, represents and warrants that such Initial Purchaser is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a "QIB"). Each Initial Purchaser, severally and not jointly, agrees with the Company that (i) it will not solicit offers for, or offer or sell, such Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (ii) it will solicit offers for such Securities only from, and will offer such Securities only to, persons that it reasonably believes to be (A) in the case of offers inside the United States, (1) QIBs or
(2) other institutional accredited investors (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act ("INSTITUTIONAL ACCREDITED INVESTORS") that, prior to their purchase of the Securities, deliver to such Initial Purchaser a letter substantially in the form set forth in Appendix III to the Memorandum and (B) in the case of offers outside the United States, to persons other than U.S. persons ("FOREIGN PURCHASERS," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) in reliance upon Regulation S under the Securities Act that, in each case, in purchasing such Securities are deemed to have represented and agreed as provided in the Final Memorandum under the caption "Transfer Restrictions".

                           (b) Each Initial Purchaser, severally and not
jointly, represents, warrants, and agrees with respect to offers and sales outside the United States that:

                                    (i) such Initial Purchaser understands that
         no action has been or will be taken in any jurisdiction by the Company that would permit a public offering of the Securities, or possession or distribution of either Memorandum or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required;

                                    (ii) such Initial Purchaser will comply with
         all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or has in its possession or distributes either Memorandum or any such other material, in all cases at its own expense;

                                    (iii) the Securities have not been
         registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Rule 144A or Regulation S under the Securities Act or pursuant to another exemption from the registration requirements of the Securities Act;

                                    (iv) such Initial Purchaser has offered the
         Securities and will offer and sell the Securities (A) as part of their distribution at any time and (B) other wise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S or as otherwise permitted in Section 7(a); accordingly, neither such Initial Purchaser, its Affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and any such Initial Purchaser, its Affiliates and any such persons have complied and will comply with the offering restrictions requirement of Regulation S;

                                    (v) such Initial Purchaser has (A) not
         offered or sold and, prior to the date six months after the Closing Date, will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (B) complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom, and (C) only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on;

                                    (vi) such Initial Purchaser understands
         that the Securities have not been and will not be registered under the Securities and Exchange Law of Japan, and represents that it has not offered or sold, and agrees not to offer or sell, directly or indirectly, any Securities in Japan or for the account of any resident thereof except pursuant to any exemption from the registration requirements of the Securities and Exchange Law of Japan and otherwise in compliance with applicable provisions of Japanese law; and

                                    (vii) such Initial Purchaser agrees that, at
         or prior to confirma-
         tion of sales of the Securities, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

                  "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S." Terms used in this Section 7(b) have the meanings given to them by Regulation S.

                  8. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in either Memorandum (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through you expressly for use therein.

                           (b) Each Initial Purchaser agrees, severally and not
jointly, to indemnify and hold harmless the

Company, its directors, its officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Initial Purchaser, but only with reference to information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser through you expressly for use in either Memorandum or any amendments or supplements thereto.

                           (c) In case any proceeding (including any
governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or
(ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                           (d) To the extent the indemnification provided for in
Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total discounts and commissions received by the Initial Purchasers, in each case as set forth in the Final Memorandum, bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and of the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Initial Purchasers' respective obligations to contribute pursuant to this
Section 8 are several in proportion to the respective principal amount of Securities they have purchased hereunder, and not joint.

                           (e) The Company and the Initial Purchasers agree
that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in
Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities resold by it in the initial placement of such Securities were offered to investors exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                           (f) The indemnity and contribution provisions
contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement,
(ii) any investigation made by or on behalf of any Initial Purchaser or any person controlling any Initial Purchaser or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

                  9. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers, Inc., (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your reasonable judgment, is material and ad verse and (b) in the case of any of the events specified in clauses 9(a)(i) through 9(a)(iv), such event, singly or together with any other such event, makes it, in your reasonable judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Final Memorandum.

                  10. Effectiveness; Defaulting Initial Purchasers. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

                  If, on the Closing Date, any one or more of the Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, the other Initial Purchasers shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other pro portions as you may specify, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Initial Purchaser has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Initial Purchaser. If, on the Closing Date any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or of the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven business days, in order that the required changes, if any, in the Final Memorandum or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial

Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

                  If this Agreement shall be terminated by the Initial Purchasers, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, in either case other then in connection with a termination specified in Section 9, the Company will reimburse the Initial Purchasers or such Initial Purchasers as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Initial Purchasers in connection with this Agreement or the offering contemplated hereunder.

                  11. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  12. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

                  13. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                   Very truly yours,

                                   UNITED AIR LINES, INC.



                                   By: /s/ THOMAS A. MUTRYN
                                      ------------------------------------------
                                   Name: THOMAS A. MUTRYN
                                   Title: VICE PRESIDENT AND TREASURER

Accepted as of the date hereof

Morgan Stanley & Co. Incorporated
BT Alex. Brown Incorporated
Citicorp Securities, Inc.
Credit Suisse First Boston Corporation
Merrill Lynch, Pierce, Fenner & Smith Incorporated

Acting severally on behalf of themselves and the several Initial Purchasers named in Schedule I hereto.

By:  Morgan Stanley & Co. Incorporated



By:  /s/ Thomas F. Cahill, Jr.
   ------------------------------------
   Name: Thomas F. Cahill, Jr.
   Title: Principal